Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-67129) of Reckson Associates Realty Corp. (the "Company") and Reckson Operating Partnership, L.P. of our report dated February 11, 1999, with respect to the consolidated financial statements and schedule of the Company for each of the years in the three year period ended December 31, 1998 included in this Form 8-K filed with the Securities and Exchange Commission on March 1, 1999.



                                                Ernst & Young LLP


New York, New York
March 1, 1999